Exhibit 8

LIST OF SUBSIDIARIES OF CSR PLC

Details of the Company’s subsidiaries at 22 June 2011 are as follows:

Name	Place of incorporation (or registration) and operation	Proportion of ownership interest %	Proportion of voting power held %
Direct ownership
Cambridge Silicon Radio Limited	UK	100	100
APT Licensing Limited	UK	100	100
UbiNetics (VPT) Limited	UK	100	100
Cambridge Positioning Systems Limited	UK	100	100
NordNav Technologies Aktiebolag	Sweden	100	100
CSR Technology Holdings Inc. (formerly SiRF Technology Holdings, Inc.)	USA	100	100
Cambridge Silicon Radio Holdings Limited	UK	100	100
Indirect ownership
CSR (Shanghai) Co. Limited	China	100	100
CSR KK	Japan	100	100
CSR Korea Limited	Korea	100	100
Cambridge Silicon Radio Sarl	France	100	100
CSR (India) Private Limited	India	100	100
CSR (Shenzhen) Company Limited (formerly UbiNetics Wireless Technologies (Shenzen) Company Limited)	China	100	100
UbiNetics (Cayman Islands) Ltd	Cayman Islands	100	100
UbiNetics (Hong Kong) Limited	Hong Kong	100	100
SiRF Technology Inc (formerly UbiNetics (North America) Inc.)	USA	100	100
UbiNetics (IP) Limited	UK	100	100
CSR Technology Inc. (formerly SiRF Technology, Inc.)	USA	100	100
Enuvis Inc	USA	100	100
Truespan Inc	USA	100	100
CSR Technology Holdings China LLC (formerly SiRF Technology Holdings China LLC)	USA	100	100
Shanghai SiRF Technology Co Ltd	China	100	100
CSR Technology (Cayman) Limited (formerly SiRF Technology Cayman Limited)	Cayman Islands	100	100
CSR Technology Singapore Pte Ltd (formerly SiRF Technology Singapore Pte Ltd)	Singapore	100	100
Cambridge Silicon Radio International LLC (formerly SiRF International LLC)	USA	100	100
CSR Technology (Germany) GmbH	Germany	100	100
SiRF Technology India Pvt Ltd	India	100	100
Centrality Limited	Cayman Islands	100	100
SiRF Technology Korea LLC	Korea	100	100

On 14 January 2010, the Company completed a re-organisation of its US subsidiaries whereby Clarity Technologies, Inc. and Cambridge Silicon Radio Inc. were merged into Cambridge Silicon Radio Holdings Inc, whose ownership was subsequently transferred from Cambridge Silicon Radio Limited to SiRF Technology, Inc.

On 31 December 2010, the Company completed a re-organisation of its Cayman Islands subsidiaries, whereby ownership of CSR Technology (Cayman) Limited and Centrality Limited transferred from CSR Technology Inc, to Cambridge Silicon Radio Limited.